UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 10, 2012

STANDARD GOLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901

(Address of principal executive offices) (Zip Code)

(888) 960-7347

(Registrant’s telephone number, including area code)

 __________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Standard Gold Holdings, Inc.’s, (f.k.a. Standard Gold, Inc.) (the “Company”) Board of Directors filed Two (2) Statements of Correction with the state of Colorado on December 10, 2012 correcting the Second Amended and Restated Articles that had been incorrectly amended in part on March 15, 2011 and in full on March 25, 2011. After the correct Articles of Incorporation were reinstated by the Statements of Correction, the Company filed Articles of Amendment with the state of Colorado on January 4, 2013 to correct and define the Series A Preferred Stock once all board approval and documentation were complete. The reason for the correction is as follows:

Based on documents in the corporate records, during the first few months of 2011, the former management of the Company was negotiating an exchange agreement by and between the Company, Shea Mining, Afignis, LLC, Leslie Lucas Partners, LLC, Wits Basin and Alfred A. Rapetti (the Shea Exchange Agreement”) whereby the Company acquired certain assets from Shea Mining, which assets include those located in Tonopah (financed through a note payable assigned to us), mine dumps, a property lease and a contract agreement in exchange for Thirty-Five Million (35,000,000) shares of our unregistered shares. Wits Basin had secured creditors that had a collateral interest in their shares of common stock of the Company. As part of the Shea transaction, Wits Basin was to turn in all of their shares of common stock. It was later brought to the Company’s attention that the secured creditors of Wits Basin had an interest in the shares of common stock and the parties decided that a class of preferred shares needed to be designated that would stand in the place of the common shares. Simultaneous with these transactions, pursuant to the Shea Exchange Agreement, Wits Basin exchanged Nineteen Million Seven Hundred Thirteen Thousand Five Hundred Forty-Four (19,713,544) shares of our common stock it held for Ten Million (10,000,000) shares of Series A Preferred Stock. The Second Amended and Restated Articles of Incorporation were filed as an exhibit to the Form 10-K for the year ending December 31, 2010 filed with the Commission on March 21, 2011.

There were documents drafted between the secured parties and Wits Basin whereby Wits was trying to receive consent to the Shea transaction from the secured creditors. The documents were dated February 2011. Those documents state that the Company had a class of preferred stock designated with a One Dollar ($1.00) par value per share with the terms of the preferred shares to be attached. No such attachment is included. At the time these documents were drafted, there were no such shares designated. There were no designated rights and preferences of the Series A Preferred Shares. When the secured parties signed the Consent to the Transaction document there were no set rights and preferences, thus they were not entitled to any specific rights, preferences, dividends, etc.

The Consent to the Transaction also states that Shea would receive approximately Fifty-Six Percent (56%) of the outstanding shares and other documents (Exchange Agreement) list this percentage as Eighty-Six Point Sixty-Seven Percent (86.67%).

Additionally there were several versions of the Second Amended and Restated Articles circulated, with one version designating Eight Million Five Hundred Thousand (8,500,000) shares as Series A Preferred and other versions designating Ten Million (10,000,000) shares as Series A Preferred.

The Exchange Agreement also states that the Series A Preferred shares were designated, issued and outstanding. The first filing of the Second Amended and Restated Articles was filed on March 15, 2011 and included just Article 8 with a full version filed on March 25, 2011.

The Second Amended and Restated Articles that were filed on March 15 and March 25 contained provisions that were not agreed upon by all parties to the Shea transaction. Namely, Article 8 which provided that Article 4 and Article 8 could not be amended without the consent of a majority of the Series A holders. (Article 4 is the Capital Stock section and Article 8 is the section giving the Series A holders the right to approve changes to Article 4 and 8). This “consent provision” effectively tied the hands of the management of the Company regarding any changes to the capital stock of the Company, including increasing authorized shares, stock splits and designations of additional series of preferred stock. The other “right” of the Series A preferred shares that was not approved by all parties to the Shea transaction was Article 4 Section 2 “Dividends.” This provides for a 5% dividend to accrue on the shares of Series A Preferred Stock.

On or around January 21, 2011 the Board formed a special committee to handle the Shea Transaction. Colorado law provides limits on the powers and authority that can be designated to a committee.

The Articles of Incorporation for the Company authorizes the Board to set the rights and preferences of Preferred Stock. There was no board resolution designating the rights and preferences of the Series A Preferred Shares. Changes to the Articles of Incorporation must be approved by a majority of shareholders. The former management submitted changes to the Articles in The Second Amended and Restated Articles. There is no evidence of shareholder consent.

The Second Amended and Restated Articles were not properly authorized. A special committee cannot: 1. Approve or propose to shareholders action that articles 101-117 of Title 7 of the Colorado Revised Statutes, 2. Amend the articles of incorporation, 3. Approve a plan of conversion or plan of merger not requiring shareholder approval, 4. Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board, 5. Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares (except that the Board may authorize a committee or officer to do so within limits specifically prescribed by the Board- no such limits exist).

There were representations in several documents that the Series A Preferred Shares existed and were designated and outstanding on numerous dates prior to the designation of any such shares. There are no documents to support that the designations were authorized. There were additional provisions to the Series A Preferred Shares that were filed with the State of Colorado that were not approved by the parties to the Shea transaction. The unauthorized Second Amended and Restated Articles were filed after the Shea Transaction was closed.

Until recently, the Board was controlled by current and former Wits Basin officers and directors. This prevented the Company from correcting the unauthorized actions as it would impede the rights Wits Basin had created for itself.

The secured creditors of Wits Basin that have an interest in the Series A Preferred Stock contacted Standard Gold regarding the correction that was filed stating the designation was not properly authorized. Upon the correction of the designation, the rights and preferences that were agreed to by all parties in the Shea Transaction are in place and available to the secured parties should they foreclose on the shares securing their debts with Wits Basin.

The correction was filed on January 4, 2013 with the Secretary of State of Colorado. The Company’s domicile has since moved to Nevada as disclosed in the Form 8-K filed with the Commission on March 5, 2013.

Item 8.01. Other Events.

The Company is currently in arbitration with Mark Dacko, the Company’s former Chief Financial Officer. The Company and Mr. Dacko are in dispute regarding his employment with the Company as well as the details of his termination. The date of the arbitration hearing is tentatively scheduled for June 11, 2013.

Item 9.01 Exhibits

3(i).01 Statement of Correction (Document Number 20111157771)

3(i).02 Statement of Correction (Document Number 20111178093)

3(i).03 Articles of Amendment (Document Number 20131009270)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Gold, Inc.
Date: March 13, 2013

By: /s/ Sharon Ullman
Sharon Ullman
Chief Executive Officer